Exhibit 10.11

TO: [            ]

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, CA 91362

[DATE]

As you may know, Velocity Financial, Inc., a Delaware corporation (the “Company”) has filed a registration statement in respect of its common stock with the Securities and Exchange Commission in anticipation of a sale of shares of common stock to the public (if consummated, the “IPO”). On [DATE], Velocity Financial, LLC (the “LLC Entity”) converted into the Company. In connection with such conversion, the LLC Entity exchanged your then outstanding limited liability company interests in the LLC Entity consisting of Class B Units (the “Units”) for shares of common stock (“Shares”) of the Company (the “Exchange”).

What you received in exchange for your Units.

You received Shares in exchange for your Units. These Shares are the same class of shares that will become publicly traded following the IPO and will be subject to restrictions on transfer and vesting as described below. As was the case with the Units, the Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom. For example, an exemption from registration will be available if a sale or transfer of the Shares complies with all of the applicable conditions of Rule 144 under the Securities Act. In such case, Shares may be resold publicly without registration. It is expected that Rule 144 will become available for resale of the Shares upon expiration of the transfer restrictions described below.

The number of Shares you received in exchange for your Units.

The number of Shares you received was determined by dividing the aggregate value of your Units immediately prior to the Exchange, based on the distribution priorities applicable to the Units and the valuation of such Units by the LLC Entity, in each case, calculated by the LLC Entity pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Velocity Financial, LLC, dated December 19, 2016 (as amended from time to time, the “LLC Agreement”), by the price at which Shares were initially offered to the public in connection with the IPO, which is $[            ] per Share (the “IPO Price”). The number of Shares that you received is set forth on the Company’s signature page to the attached Restricted Stock Grant and Agreement, which signature page also indicates the number of such Shares that are vested Shares and the number that are unvested Shares that will be subject to the Restricted Stock Grant and Agreement. The vested and unvested Shares you received in exchange for your Units were each rounded down to the nearest whole Share, and any fractional Shares will be settled in cash at a later date. You should use the information set forth on this signature page to make the election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (an “83(b) Election”) that you will likely want to make with respect to the unvested Shares you received in exchange for your unvested Units. An example of a form for making an 83(b) Election is attached as Exhibit A to the Restricted Stock Grant and Agreement.

Vested and Unvested Shares.

You received partially vested and partially unvested Shares for your Units, as follows:

•	The Shares you received that correlated to vested Units were fully vested upon the Exchange.

•

The Shares you received that correlated to unvested Units remain subject to the same vesting terms as the original unvested Units as further described in the attached Restricted Stock Grant and Agreement.

All of the unvested Shares that you receive are subject to the Velocity Financial, Inc. 2020 Omnibus Incentive Plan (the “Plan”) adopted by the Company in connection with the IPO and the attached Restricted Stock Grant and Agreement that you are required to execute.

Next steps.

To facilitate the IPO process, please execute the attached Restricted Stock Grant and Agreement as an acknowledgment of the Exchange of your Shares. The Restricted Stock Grant and Agreement memorializes your rights and obligations on a basis consistent with your existing Unit Grant Agreement(s) with respect to any restricted Shares that you received in the Exchange with respect to unvested Units. In addition, please review the Plan and the Restricted Stock Grant and Agreement carefully. We strongly encourage you to read these documents, and, if you have questions, consult with your legal, financial, and tax advisors about the consequences of the Exchange.

After you execute the Restricted Stock Grant and Agreement, please send a signed copy of the agreement to [            ] at [            ] and forward the original to [            ], Corporate Secretary, 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362. Please send the signed agreement no later than 12:00 p.m. (Pacific Time) on [            ], 2020.

U.S. Federal Income Tax Treatment.

The Company intends to take the position that the Exchange should not result in taxable income to you for U.S. federal income tax purposes. The Exchange should be treated, for U.S. federal income tax purposes, as a distribution to you of Shares by the Company in redemption of your Units. Your tax basis, if any, in your Units should carry over to your Shares.

Your subsequent disposition of your Shares should generally result in a capital gain (or loss) in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the Shares that you have disposed of. Long-term capital gains recognized by individuals are generally eligible for reduced rates of taxation. Furthermore, the deductibility of capital losses is subject to limitations. You should consult your tax advisors regarding the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The Shares you received were in exchange for, and superseded in all respects, the Units. Your rights and obligations under the Velocity Financial, LLC 2012 Equity Incentive Plan, your Unit Grant Agreement(s), and the LLC Agreement terminated immediately following the Exchange.

We look forward to beginning this new, exciting chapter as a public company.

Sincerely,

Christopher D. Farrar
Chief Executive Officer and President

Restricted Stock Agreement – Page 1

VELOCITY FINANCIAL, INC.

RESTRICTED STOCK GRANT AND AGREEMENT

(Replacement Award for Velocity Financial, LLC Units)

This Restricted Stock Grant and Agreement (this “Agreement”), is made effective as of the date set forth on the Company signature page (the “Signature Page”) attached hereto, by and between Velocity Financial, Inc., a Delaware corporation (together with its successors and assigns, the “Company”) and the participant identified on the Signature Page (“Participant”).

R E C I T A L S:

WHEREAS, Participant held a number of Class B Units (the “Units”) of Velocity Financial, LLC (the “LLC Entity”) specified on the Signature Page, which Units were issued pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Velocity Financial, LLC, dated December 19, 2016 (as amended from time to time, the “LLC Agreement”), the Velocity Financial, LLC 2012 Equity Incentive Plan and one or more Unit Grant Agreements;

WHEREAS, all of the Units were exchanged for shares (“Shares”) of common stock, par value $[            ], of the Company (the “Exchange”), effective prior to the consummation of the initial public offering (the “IPO”) of the common stock (the effective date of the Exchange, the “Exchange Date”);

WHEREAS, the Company has adopted the Velocity Financial, Inc. 2020 Omnibus Incentive Plan (as it may be amended, the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meaning as in the Plan; and

WHEREAS, as of the Exchange Date, the Units were cancelled and ceased to be issued and outstanding and Participant received, in exchange, Shares with an equivalent value based on the IPO Price (as defined below), as described herein and otherwise subject to the terms this Agreement and the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    The Shares.

(a)    Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement and effective as of the Exchange Date, the Company caused the Units to be exchanged for the number of vested Shares (the “Vested Shares”) and unvested Shares (the “Unvested Restricted Shares”) specified by the Compensation Committee of the Board of Directors of the Company (the “Committee”) on the Signature Page hereto (the Vested Shares and Unvested Restricted Shares collectively, the “Restricted Shares”).

(b)    The number of Restricted Shares was calculated by the Committee in its reasonable good faith discretion, such that (x) the intrinsic value of all such Units (calculated based on the price at which common stock is sold in the IPO (such price, the “IPO Price”), the number

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of such Shares held by the LLC Entity prior to the Exchange and the relative rights and priorities applicable to the Units under LLC Agreement immediately prior to the Exchange) were equal to the intrinsic value of all such Shares using the IPO Price, in each case as calculated by the Committee.

(c)    The Vested Shares shall not be subject to any forfeiture restrictions. The Unvested Restricted Shares shall vest and become nonforfeitable Vested Shares in accordance with Schedule I attached hereto.

(d)    If Participant’s employment or service with the Company Group is terminated at any time, all Unvested Restricted Shares shall automatically and immediately be forfeited and canceled (after giving effect to any acceleration of vesting or other terms set forth in Schedule I attached hereto).

(e)    Within ten (10) days after the Exchange Date, Participant shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto. Participant shall timely (within thirty (30) days of the Exchange Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that Participant has made such timely filing and furnish a copy of such filing to the Company. Participant should consult Participant’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares.

(f)    Participant acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

2.    Prior Agreements; Restrictive Covenants.

(a)    Restrictive Covenants. Participant agrees that, unless Participant has previously executed the Confidentiality, Non-Interference and Invention Assignment Agreement, Participant is required, as a condition to the grant of the Shares, to execute and return to the Company a copy of the Confidentiality, Non-Interference and Invention Assignment Agreement attached hereto as Appendix A (the restrictive covenants contained in the Confidentiality, Non-Interference and Invention Assignment Agreement are referred to in this Agreement as the “Restrictive Covenants”). Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the Restrictive Covenants would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. For the avoidance of doubt, the Restrictive Covenants contained in the Confidentiality, Non-Interference and Invention Assignment Agreement are in addition to, and not in lieu of, any other restrictive

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covenants or similar covenants or agreements between Participant and the Company Group. For purposes of this Agreement, “Restrictive Covenant Violation” shall include Participant’s breach of any of the Restrictive Covenants or any similar provision applicable to Participant.

(b)    Repayment of Proceeds. If a Restrictive Covenant Violation occurs or the Company discovers after Participant’s Termination that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days’ of the Company’s request to Participant therefor, an amount equal to the excess, if any, of (i) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, (A) prior to the Exchange Date, the Units, and (B) the Shares issued to Participant on the Exchange Date over (ii) the aggregate Cost of such Shares. For purposes of this Agreement, “Cost” means, in respect of any Share, the amount paid by Participant for the Units that were exchanged for such Share, as proportionately adjusted for all subsequent distributions on the Shares and other recapitalizations and less the amount of any distributions made with respect to (x) prior to the Exchange Date, the Unit or (y) the Share pursuant to the Company’s organizational documents; provided, that Cost may not be less than zero (0). Any reference in this Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of or Termination for Cause.

3.    Book Entry; Certificates. The Company shall recognize Participant’s ownership of Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Unvested Restricted Shares pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to Participant or to Participant’s legal guardian or representative along with the stock powers relating thereto. However, the Company shall not be liable to Participant for damages relating to any delays in issuing the certificates (if any) to Participant, any loss by Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4.    Rights as a Stockholder. Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and rights to dividends or other distributions; provided, that the Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7.

5.    Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to Participant as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on

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certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 7 hereof.

6.     No Right to Continued Employment or Engagement. Neither the Plan nor this Agreement nor Participant’s receipt of the Shares hereunder shall impose any obligation on the Company Group to continue the employment or engagement of Participant. Further, the Company Group may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7.    Assignment Restrictions; Lock-up.

(a)    The Unvested Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Assigned and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an Assignment. Participant further hereby agrees that Participant shall, without further action on the part of Participant, be bound by the provisions of the lock-up letter executed by the executive officers of the Company to the same extent as if Participant had directly executed such lock-up letter himself or herself. Such lock-up letter will provide that Participant shall not, subject to specified exceptions, dispose of or hedge any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company during the period from the date of the final prospectus relating to the IPO and continuing through the date one hundred eighty (180) days after the date of such prospectus, except with the prior written consent of the representatives of the underwriters.

(b)    “Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8.    Withholding. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9.    Securities Laws; Cooperation. Upon the vesting of any Unvested Restricted Shares, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

10.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company and to Participant

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at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.    Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware or the State of California, and each of Participant, the Company, and any Permitted Transferees who hold Shares pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any Permitted Transferees who hold Shares pursuant to a valid Assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of California, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

12.    Shares Subject to Plan; Amendment. By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant..

13.    Other Awards. Subject to Section 2, the Shares granted in connection with the Exchange and memorialized in this Agreement are in replacement of, and supersede in all respects, the Units.

14.    LLC Entity. Participant agrees and acknowledges that, as of the Exchange Date, Participant (i) holds no Units, (ii) is no longer a member of the LLC Entity and (iii) has no surviving rights under the governing documents of the LLC Entity (including, without limitation, any plan or agreement under which Units were issued to Participant).

[Signature Page Follows]

IN WITNESS WHEREOF, Participant acknowledges and accepts the terms of this Agreement which shall be effective as of the date set forth below and countersignature by the Company.

Participant

Name:

Dated:

[Participant Signature Page Replacement Award for Units of Velocity Financial, LLC]

Restricted Stock Agreement – Page 2

Agreement acknowledged and confirmed:

VELOCITY FINANCIAL, INC.

By:

Name: [ ] Title: [ ]

Equity Schedule

Name: [                ]

Class B Units		Shares
Number of Vested Units	Number of Unvested Units	Number of Vested Shares	Number of Unvested Restricted Shares

[Company Signature Page – Replacement Award for Units of Velocity Financial, LLC]

Restricted Stock Agreement – Page 3

Schedule I

Vesting Terms

The Unvested Restricted Shares received in exchange for Class B Units shall become Vested Shares as set forth in the table below, subject to Participant’s continuous employment or service with the Company Group through such vesting date. Any Unvested Restricted Shares that are not vested or forfeited will fully vest immediately prior to the consummation of a Change in Control.

Restricted Shares Eligible to Vest	Vesting Date
100% Vesting [Insert Number of Shares Vesting][1]	[May 19, 2020 / June 30, 2020 / August 14, 2020]

[1]

Note: Because 1/3 of the total units vests on each anniversary of the grant date (pursuant to the Velocity form of unit agreement), this means that for each grant, 1/3 vested in 2018 and 1/3 vested in 2019, with 1/3 of the total units currently remaining unvested. Accordingly, insert in this row the number equal to 100% of the remaining unvested units/shares.

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Appendix A

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT

As a condition of receiving a grant of shares of common stock of Velocity Financial, Inc. (the “Company”), and in consideration of my continued employment or service with the Company Group (as defined below), I agree to the terms and conditions of this Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Restrictive Covenant Agreement”), dated [                    ], 2020.

Section 1.    Definitions.

For purposes of this Restrictive Covenant Agreement:

(a)    “Company Group” means, collectively, the Company and its Subsidiaries.

(b)    “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(c)    “Post-Termination Restricted Period” means the period commencing on the Termination Date and ending on the twelve (12) month anniversary of the Termination Date.

(d)    “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(e)    “Termination” means the termination of my employment or service, as applicable, with the Company Group for any reason (including death).

(f)     “Termination Date” means the effective date of Termination.

Section 2.    Confidential Information.

(a)    Company Group Information. I acknowledge that, during the course of my employment or service with the Company Group, I will have access to information about the Company Group and that my employment or service with the Company Group shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment or service with the

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Company Group and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person without written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company Group’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment or service), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved.

(b)    Former Employer Information. I represent that my performance of my duties and responsibilities as an employee or service provider of the Company Group has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment or service with the Company Group, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer or service recipient in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer or service recipient.

(c)    Permitted Disclosure. Nothing in this Restrictive Covenant Agreement shall prohibit or impede me from communicating, cooperating or filing a complaint with any federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law. I understand and acknowledge that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret

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under seal, and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will I be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of the Company’s Corporate Secretary or other individual designated by the Company.

Section 3.    Intellectual Property.

(a)    Assignment of Rights. If I create, invent, design, develop, contribute to or improve any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) (“Works”), either alone or with third parties, at any time during my employment or service with the Company Group and within the scope of my employment or service and/or with the use of any the Company Group resources (“Company Works”), I agree to promptly and fully disclose same to the Company and hereby irrevocably assign, transfer and convey, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(b)    Maintenance of Records. I agree to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Company) of all Company Works. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group.

(c)    Execution of Documents. I agree to take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works. If the Company is unable for any other reason to secure my signature on any document for this purpose, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(d)    California Labor Code. Notwithstanding the foregoing, this Section 3 is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with Section 2870 of the California Labor Code, my obligation to assign my right, title and interest throughout the world in and to all Company Works does not apply to any Works that I developed entirely on my own time without using the Company Group’s equipment, supplies, facilities, or Confidential Information except for those Company Works that relate to either (i) the business of the Company Group at the time of conception or reduction to practice of the Work, or actual or demonstrably anticipated research or development of the Company Group or (ii) result from any work performed by me for the Company Group. A copy of California Labor Code Sections 2870, 2871 and 2872

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is attached to this Restrictive Covenant Agreement as Exhibit I. I agree to disclose all Works to the Company, even if I do not believe I am required under this Restrictive Covenant Agreement, or pursuant to California Labor Code Section 2870, to assign my interest in such Works to the Company.

Section 4.    Restrictions on Interfering.

(a)    Non-Solicitation of Employees/Contractors. During the period of my employment or service relationship with the Company and, to the maximum extent permitted by applicable law, during the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other Person:

i.    directly or indirectly solicit, induce or encourage any employee of the Company Group to leave the employment of the Company Group; or

ii.    directly or indirectly solicit, induce or encourage to cease to work with the Company Group any independent contractor, consultant or partner then under exclusive contract with the Company Group

; provided, that (A) the restrictions in this Section 4(a) shall not apply to my administrative assistant; and (B) clauses (i) and (ii) above shall not be violated by general solicitation not targeted at the prohibited group or by my service as a reference upon request.

(b)    Non-Disparagement. I agree that, other than with regard to employees in the good faith performance of my duties with the Company while employed by or providing services to the Company, during the period of my employment or service with the Company, and at all times thereafter, I will not make any disparaging or defamatory comments regarding any member of the Company Group or their respective current or former directors, officers, or employees in any respect. However, my obligations under this Section 4(b) shall not apply to disclosures required by applicable law, regulation, or order of a court or Governmental Entity or as are reasonably necessary to enforce my rights under any agreement with the Company Group. The obligations under this Section 4(b) shall not prevent me from testifying or responding truthfully to any request for discovery or testimony in any judicial or quasi-judicial proceeding or any governmental inquiry, investigation or other proceeding.

Section 5.    Returning Company Group Documents.

I agree that, at the time of my Termination for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or service or otherwise belonging to the Company Group. I agree further that any property situated on the Company Group’s premises and owned by any member of the Company Group, including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Restricted Stock Agreement – Page 8

Section 6.    Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Restrictive Covenant Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, consulting, partnership, or other business relationship with such person or entity.

Section 7.    Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment or service with the Company Group. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Restrictive Covenant Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this agreement will not materially interfere with my ability to earn a living following my Termination and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment or service with the Company Group.

Section 8.    Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Restrictive Covenant Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Restrictive Covenant Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 9.    Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Restrictive Covenant Agreement may result in substantial, continuing, and irreparable injury to the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company Group, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Restrictive Covenant Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 4(a) and during any other period required for litigation during which any member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Restricted Stock Agreement – Page 9

Section 10.     Cooperation.

I agree that, following my Termination, I will continue to provide reasonable cooperation to any member of the Company Group and its respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment or service in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 10. I also agree that, in the event I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment or service with the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until any member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 11.    General Provisions.

(a)    Governing Law; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RESTRICTIVE COVENANT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTION OF THIS RESTRICTIVE COVENANT AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RESTRICTIVE COVENANT AGREEMENT.

(b)    Entire Agreement. This Restrictive Covenant Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between me and the Company; provided, that, the restrictive covenants contained in this Restrictive Covenant Agreement are in addition to, and not in lieu of, any other restrictive covenants between me and any member of the Company Group. No modification or amendment to this Restrictive Covenant Agreement, nor any waiver of any rights under this Restrictive Covenant Agreement, will be effective unless in writing signed by the party to be charged.

(c)    No Right of Continued Employment or Engagement. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment or engagement by the Company Group, and the right of the Company Group to terminate my employment or engagement at any time and for any reason, with or without cause, is specifically reserved.

(d)    Successors and Assigns. This Restrictive Covenant Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this

Restricted Stock Agreement – Page 10

Restrictive Covenant Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction.

(e)    Survival. The provisions of this Restrictive Covenant Agreement shall survive my Termination and/or the assignment of this Restrictive Covenant Agreement by the Company to any successor in interest or other assignee.

[Signature Pages Follow]

Restricted Stock Agreement – Page 11

I, [            ], have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement on the respective date set forth below:

Date:
[ ]

VELOCITY FINANCIAL, INC.

Date:
By: Title:

Exhibit I to Appendix A

California Labor Code Sections 2870, 2871 and 2872

SECTION 2870

(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

SECTION 2871

No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

SECTION 2872

If an employment agreement entered into after January 1, 1980 contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.

Exhibit A

ELECTION TO INCLUDE SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned acquired shares of common stock (the “Shares”) of Velocity Financial, Inc. (the “Company”) on [            ] (the “Transfer Date”).

The undersigned desires to make an election to have the Shares taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2020 the excess, if any, of the Shares’ fair market value on the Transfer Date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.    The name, address and social security number of the undersigned:

Name:
Address:
SSN:	- -

2.    A description of the property with respect to which the election is being made: [                    ] Shares.

3.    The date on which the property was transferred: the Transfer Date. The taxable year for which such election is made: calendar year 2020.

4.    The restrictions to which the property is subject: The Shares are subject to time based vesting conditions. If the undersigned ceases to be employed by any of the Company or an affiliate under certain circumstances, all or a portion of the Shares may be subject to forfeiture. The Shares are also subject to transfer restrictions.

5.    The aggregate fair market value on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $[            ].

6.    The aggregate amount paid for such property: $[            ].

A copy of this election has been furnished to the Corporate Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: , 20
Name: [ ]